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                                                                     Exhibit 4.3


                                                                  EXECUTION COPY


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                   Exchange and Registration Rights Agreement

                           Dated as of April 17, 1998

                                     among

                               Calair L.L.C. and
                          Calair Capital Corporation,

                                as Note Issuers,

                                      and

                          Continental Airlines, Inc.,

                                 as Guarantor,

                                      and

                             Chase Securities Inc.,
                   Credit Suisse First Boston Corporation and
                       Morgan Stanley & Co. Incorporated,

                                 as Purchasers

================================================================================
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                          EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                 THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 17, 1998, among (i) Calair L.L.C., a Delaware limited liability company ("Calair"), and Calair Capital Corporation, a Delaware corporation ("Calair Capital" and, together with Calair, the "Note Issuers"), (ii) Continental Airlines, Inc., a Delaware corporation (the "Guarantor" and, together with the Note Issuers, the "Issuers"), and (iii) Chase Securities, Inc., Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated (together, the "Purchasers").

                 This Agreement is made pursuant to the Purchase Agreement dated April 14, 1998, among the Issuers and the Purchasers (the "Purchase Agreement"), which provides that the Note Issuers will issue and sell $112,300,000 principal amount of 8?% Senior Notes due 2008 (the "Initial Notes"). The Initial Notes will be fully guaranteed on an unsecured, senior basis by the Guarantor. The Initial Notes together with such guarantee are referred to herein as the "Initial Securities". In order to induce the Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Purchasers and their successors, assigns and direct and indirect transferees the exchange and registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                 In consideration of the foregoing, the Issuers and the Purchasers agree as follows:

                 1. Definitions. The definitions set forth in this Agreement shall apply equally to both singular and plural forms of the terms defined. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                 "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                 "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and banks in The City of New York are open for business; references to "day" shall mean a calendar day.

                 "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

                 "DTC" shall mean the Depository Trust Company or any other depositary appointed by the Issuers; provided, however, that any such depositary must have an address in the Borough of Manhattan, in The City of New York.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
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                                       2



                 "Exchange Offer" shall mean the exchange offer by the Issuers of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration Statement" shall mean a Registration Statement on Form S-4 (or, if applicable, on another appropriate form) filed with the SEC pursuant to Section 2(a) of this Agreement, and all amendments and supplements to such Registration Statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Exchange Securities" shall mean the securities to be issued under the Indenture, together with the guarantee thereof by the Guarantor provided for in the Indenture, and otherwise containing terms identical in all material respects to the Initial Securities (except that, with respect to the Exchange Securities, (i) interest thereon shall accrue as set forth in Section 2(a) hereof, (ii) the transfer restrictions thereon (other than the transfer restrictions provided for in Section 2.08(e) of the Indenture relating to certain ERISA matters) shall be eliminated, (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated and (iv) such Exchange Securities shall initially be available only in book-entry form) to be offered to Holders of Initial Securities in exchange for Initial Securities pursuant to the Exchange Offer.

                 "Holders" shall mean each of the Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

                 "Indenture" shall mean the indenture relating to the Securities entered into among the Issuers and the Trustee and dated as of April 1, 1998.

                 "Initial Notes" has the meaning set forth in the preamble of this Agreement.

                 "Initial Securities" has the meaning set forth in the preamble of this Agreement.

                 "Issuers" shall have the meaning set forth in the preamble of this Agreement and shall include the Issuers' respective successors.

                 "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or any "affiliate" (as such term is defined in Rule 405 under the 1933 Act) of an Issuer (other than the Purchasers or subsequent holders of Registrable Securities if such subsequent holders are deemed to be affiliates solely by reason of their holding of such Registrable Securities) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "Note Issuers" shall have the meaning set forth in the preamble of this Agreement and shall include the Note Issuers' respective successors.

                 "Participating Broker-Dealer" shall have the meaning set forth in Section 3(f) of this Agreement.

                 "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                 "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                 "Purchasers" shall have the meaning set forth in the preamble of this Agreement.

                 "Registrable Securities" shall mean the Initial Securities; provided, however, that the Initial Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Initial Securities shall have been declared effective under the 1933 Act and such Initial Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Initial Securities shall have been sold to the public pursuant to paragraph (k) of Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or may then be sold to the public pursuant to said Rule 144 (or any similar provision then in force) by Holders other than "affiliates" or former "affiliates" (as such term is defined in paragraph (a) of Rule 144) of the Issuers, (iii) such Initial Securities shall have ceased to be outstanding or (iv) such Initial Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

                 "Registration Default" shall have the meaning set forth in
         Section 2(b) of this Agreement.

                 "Registration Event" shall mean the declaration of the effectiveness by the SEC of an Exchange Offer Registration Statement or a Shelf Registration Statement.

                 "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Issuers and of the independent public accountants of the Issuers, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (ix) any reasonable fees and disbursements of the underwriters, if any, and the reasonable fees and expenses of any special experts retained by the Issuers in connection with any Registration Statement, in each case as are customarily required to be paid by issuers or sellers of securities, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any relating to the sale or disposition of Registrable Securities by a Holder.

                 "Registration Statement" shall mean any registration statement of the Issuers which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "SEC" shall mean the Securities and Exchange Commission, as from time to time constituted or created under the 1934 Act, or, if at any time after the execution of this
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                                       5




         instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

                 "Shelf Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(b) hereof.

                 "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers pursuant to the provisions of
         Section 2(b) of this Agreement which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Staff" shall mean the Staff of the Division of Corporation Finance of the SEC.

                 "TIA" shall have the meaning set forth in Section 3(l) of this Agreement.

                 "Trustee" shall mean Bank One, N.A.

                 2. Registration under the 1933 Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff, each of the Issuers shall use its best efforts (A) to file with the SEC within 120 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Issuers to the Holders to exchange all of the Registrable Securities for Exchange Securities, (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 210 days after the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of any of the Issuers within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                 In connection with the Exchange Offer, the Issuers shall:
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                                       6




                          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                          (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                          (iii) use the services of DTC for the Exchange Offer with respect to Initial Securities evidenced by global notes;

                          (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last Business Day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged;

                          (v) use their best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; and

                          (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

                 As soon as practicable after the close of the Exchange Offer, the Issuers shall:

                          (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                          (ii) cancel or cause to be canceled all Registrable Securities so accepted for exchange by the Issuers; and

                          (iii) promptly cause to be authenticated and delivered Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

                 Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer shall represent that
(i) it is neither an "affiliate" of any of the Issuers within the meaning of Rule 405 under the 1933 Act, nor a broker-dealer tendering Registrable Securities acquired directly from the Issuers for its own account, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of business and (iii) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities.

                 (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the Staff, the Issuers are not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the Closing Date or the Exchange Offer is not consummated within 210 days after the Closing Date (a "Registration Default"), or (iii) upon the request of any Holder (other than a Purchaser) who is not eligible to participate in the Exchange Offer, or (iv) upon the request of any Purchaser (with respect to any Registrable Securities which it acquired directly from the Issuers) following the consummation of the Exchange Offer if such Purchaser shall hold Registrable Securities which it acquired directly from the Issuers and if such Purchaser is not permitted, in the opinion of counsel to such Purchaser, pursuant to applicable law or applicable interpretation of the Staff, to participate in the Exchange Offer, the Issuers shall, at their expense:

                 (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 180th day after the Closing Date (or promptly in the event of a request by any Holder pursuant to clause (iii) above or any Purchaser pursuant to clause
         (iv) above). In the event that the Issuers are required to file a Shelf Registration Statement
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                                       8


         upon the request of any Holder (other than a Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Purchaser pursuant to clause (iv) above, the Issuers shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Purchaser after completion of the Exchange Offer. If the Issuers file a Shelf Registration Statement pursuant to Section 2(b)(i) or (ii) hereof, they will no longer be required to effect the Exchange Offer;

                 (B) use their best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the Prospectus forming part thereof to be usable by Holders, until the end of the period referred to in Rule 144(k) (or one year from the Closing Date if such Shelf Registration Statement is filed upon the request of any Purchaser pursuant to clause (iv) above) or such shorter period as shall end when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or may be freely sold pursuant to Rule 144 under the Securities Act; and

                 (C) notwithstanding any other provisions hereof, use their best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                 The Issuers further agree, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use their best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                 The Issuers shall be allowed a period of five days, beginning on the first day a
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                                       9


Registration Default occurs, to cure such Registration Default before the Issuers will be required to comply with the requirements of Section 2(b).

                 (c) Expenses. The Issuers, jointly and severally, shall pay all Registration Expenses in connection with the registration pursuant to
Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all expenses of its counsel, other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                 (d) Effective Registration Statement. (i) The Issuers will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if any Issuer voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers' obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Issuers promptly comply with the requirements of Section 3(j) hereof, if applicable.

                          (ii)  An Exchange Offer Registration Statement
pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to
Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                 (e) Increase in Interest Rate. In the event that no Registration Event has occurred on or prior to the 210th day after the Closing Date, the interest rate per annum payable in respect of the Registrable Securities shall be increased by 0.50%, effective from and including such 210th day, to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which there cease to be any Registrable Securities. In the event that the Shelf Registration Statement (if it is filed), after it is declared effective by the SEC, ceases to be effective at any time during the period specified by Section 2(b)(B) hereof for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate payable in respect of the Registrable Securities shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) hereof).

                 3. Registration Procedures. In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuers shall:

                 (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuers, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act;

                 (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities when a Shelf Registration Statement with respect to the Registrable Securities has been filed and advise such Holders that the distribution of Exchange Securities will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference) at the expense of the Issuers, (iii) furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and (iv) subject to the last paragraph of this Section 3, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (d) use their best efforts to register or qualify the Registrable Securities or cooperate with the Holders of Registrable Securities and their counsel in the registration or qualification of such Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holders; provided, however, that in no event shall any Issuer be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

                 (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
         (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) at the closing of any sale of Registrable Securities if, between the effective date of a Shelf Registration Statement and such closing, the representations and warranties of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any material event or the discovery of any material facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading and (vii) of any determination by the Issuers that a post-effective amendment to a Registration Statement would be appropriate;

                 (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and
         (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                 "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

         and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

                 (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Purchasers, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

                 (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for the 180-day period specified in clause (D) below; and

                 (D) not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period extending beyond 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Issuers) and Participating Broker-Dealers shall not be authorized by the Issuers to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

                 (g) (A) in the case of an Exchange Offer, furnish counsel for the Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                 (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                 (i) unless any Registrable Securities are in book entry form only, in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold free from any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

                 (j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, use its best efforts to prepare a post-effective amendment to a Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuers agree to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus as promptly as practicable upon receipt of such notice until the Issuers have amended or supplemented the Prospectus to correct such misstatement or omission, provided that the Issuers shall cause such suspension not to last more than 30 days per occurrence or more than 60 days in aggregate in a calendar year. At such time as such public disclosure is otherwise made or the Issuers determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuers agree promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                 (k) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of an Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, and provide the Trustee with printed certificates evidencing the Exchange Securities or the Registrable Securities, as the case may be, held in book entry form, in a form eligible for deposit with DTC;

                 (l) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustees and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                 (m) in the case of a Shelf Registration, enter into such customary agreements (including underwriting agreements in customary form) and take all other customary and appropriate actions (including those reasonably requested by the Holders of a majority in principal amount of Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                          (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by the Issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                          (ii) obtain an opinion of counsel to each Issuer (who may be the general counsel of the Guarantor) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or if there are no such managing underwriters, to the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                          (iii) obtain a "cold comfort" letter and updates thereof from the Issuers' independent certified public accountants addressed to the underwriters, if any, and will use its best efforts to have such letter addressed to the selling Holders of Registrable Securities, such letter to be in customary form and covering such matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings as the Holders of a majority in principal amount of the Registrable Securities being sold shall request;

                          (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                          (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to said Section; and

                          (vi) deliver such other documents and certificates as may be reasonably requested by Holders of a majority in principal amount of Registrable Securities being sold, and as are customarily delivered in similar offerings.

         The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) if appropriate in connection with any particular disposition of Registrable Securities and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Issuers shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Issuers of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                 (n) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Issuers reasonably requested by it, and cause the respective officers, directors, employees, and any other agents of each Issuer to make reasonably available all relevant information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuers, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such representatives, underwriters, counsel or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the extent reasonably possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties;

                 (o) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Purchasers, and use their best efforts to reflect in any such document when filed such comments as any of the Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and use its best efforts to reflect such comments in any such document when filed as the Holders of Registrable Securities, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Issuers to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

                 (p) in the case of a Shelf Registration, use their best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies at the time of effectiveness of such Shelf Registration Statement, unless the Registrable Securities are already so rated; and

                 (q) otherwise use their efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable after the effective date of a Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

                 In the case of a Shelf Registration Statement, the Issuers may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Issuers such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuers may from time to time reasonably request and the Issuers may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                 In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuers of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Issuers, such Holder will deliver to the Issuers (at the Issuers' expense) all copies in its possession other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Issuers shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, the Issuers shall be deemed to have used their best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Issuers shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                 4. Underwritten Offering. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Issuers and
(ii) the Issuers shall not be obligated to arrange for more than one underwritten offering during the period such Shelf Registration Statement is required to be effective pursuant to Section 2(b)(B) hereof. No Holder may participate in any underwritten offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders.

                 5. Indemnification and Contribution. (a) Each of the Issuers agrees, jointly and severally, to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Issuers in writing by any selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary

Prospectus shall not inure to the benefit of any Person from whom the Person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling such seller, if a copy of the final Prospectus (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such seller to such purchaser with or prior to the written confirmation of the sale of the Registrable Securities to such Person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In connection with any underwritten offering permitted by Section 4, the Issuers will also, jointly and severally, indemnify the underwriters participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                 (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless each Issuer and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls any Issuer and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuers to the Holders, but only with reference to information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Majority Holders in the case of parties indemnified pursuant to paragraph (a) above and by the Issuers in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective aggregate principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

                 (e) Each Issuer and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or by or on behalf of the Issuers, their respective officers or directors or any person controlling the Issuers, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                 6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act (and, if at any time any Note Issuer becomes subject to such requirements (the "Reporting Note Issuer"), for so long as it is a Reporting
Note Issuer), the Guarantor (and any Reporting Note Issuer) covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Guarantor (and any Reporting Note Issuer) will deliver to such Holder a written statement as to whether it has complied with such requirements.

                 (b) Other Registration Rights. The Issuers may grant registration rights that would permit any Person the right to piggyback on any Shelf Registration Statement, provided that if the managing underwriter, if any, of an offering pursuant to such Shelf Registration Statement delivers an opinion of the selling Holders that the total amount of securities which they and the holders of such piggyback rights intend to include in any Shelf Registration Statement materially adversely affects the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggyback rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by such managing underwriter; and provided further that such piggyback registration rights shall in no event materially adversely affect the interests of any Holder.

                 (c) No Inconsistent Agreements. The Issuers have not entered into nor will the Issuers on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                 (d) Amendments and Waivers. Except as otherwise expressly permitted in the Indenture, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                 (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 6(e), which address initially is, with respect to the Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuers, initially at each Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(e).

                 All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                 (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture.
If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                 (g) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder and to the obligations of the Issuers hereunder and shall have the right to enforce such agreements and obligations directly to the extent any such Holder deems such enforcement necessary or advisable to protect its rights hereunder.

                 (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (l) Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Securities outstanding, except that the provisions of Sections 2(c), 2(e), 5, 6(g) and 6(j) hereof shall survive any such termination.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    CALAIR L.L.C.

                                    By:  CALFINCO, Inc.,
                                             Its Managing Member


                                             By: /s/ JEFFREY J. MISNER
                                                -------------------------------
                                                   Name:  Jeffrey J. Misner
                                                   Title: Vice President -
                                                          Treasury Operations


                                    CALAIR CAPITAL CORPORATION


                                    By: /s/ JEFFREY J. MISNER
                                       ----------------------------------------
                                        Name:  Jeffrey J. Misner
                                        Title: Vice President - Treasury
                                               Operations


                                    CONTINENTAL AIRLINES, INC.


                                    By: /s/ GERALD LADERMAN
                                       ----------------------------------------
                                        Name:  Gerald Laderman
                                        Title: Vice President - Corporate
                                               Finance

Confirmed and accepted as of
the date first above written:

CHASE SECURITIES INC.


By:  /s/ LEAH S. SCHRAUDENBACH
   ----------------------------------------
     Name:  Leah S. Schraudenbach
     Title: Vice President


CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ H. ANDREW BROWNFIELD
   ----------------------------------------
     Name:  H. Andrew Brownfield
     Title:


MORGAN STANLEY & CO. INCORPORATED


By: /s/ HELEN MEATES
   ----------------------------------------
     Name:  Helen Meates
     Title: Vice President